Exhibit 24

POWER OF ATTORNEY AND SIGNATURES

Know all persons by the presents, that each person whose signature appears below constitutes and appoints Larry F. Mazza or Eric L. Tichenor or either of them, as attorney-in-fact, with each having the power of substitution, for him or her in any and all capacities, to sign any amendment to this Form 10-K and to file the same, with exhibits thereto, and other documents in connection therewith, with the Federal Deposit Insurance Corporation hereby ratifying and confirming all that each of said attorneys-in-fact or his substitute or substitutes may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities and Exchange Act of 1934, this Form 10-K has been signed below by the following person on behalf of the registrant in the capacities and on the dates indicated.

/s/ Larry F. Mazza	Date: March 15, 2012
Larry F. Mazza, President and CEO

/s/ Eric L. Tichenor	Date: March 15, 2012
Eric L. Tichenor, Senior Vice President and CFO

/s/ Stephen R. Brooks	Date: March 15, 2012
Stephen R. Brooks, Director

/s/ Joseph P. Cincinnati	Date: March 15, 2012
Joseph P. Cincinnati, Director

/s/ Berniece D. Collis	Date: March 15, 2012
Berniece D. Collis, Director

/s/ Harvey M. Havlichek	Date: March 15, 2012
Harvey M. Havlichek, Director

/s/ James R. Martin	Date: March 15, 2012
James R. Martin, Director

/s/ Saad Mossallati	Date: March 15, 2012
Saad Mossallati, Director

/s/ Barbara A. McKinney	Date: March 15, 2012
Barbara A. McKinney, Director

/s/ Kelly R. Nelson	Date: March 15, 2012
Kelly R. Nelson, Director

/s/ Leonard W. Nossokoff	Date: March 15, 2012
Leonard W. Nossokoff, Director

/s/ J. Christopher Pallotta	Date: March 15, 2012
J. Christopher Pallotta, Director

/s/ Nitesh S. Patel	Date: March 15, 2012
Nitesh S. Patel, Director

/s/ Louis W. Spatafore	Date: March 15, 2012
Louis W. Spatafore, Director

/s/ Wayne H. Stanley	Date: March 15, 2012
Wayne H. Stanley, Director

/s/ Richard L. Toothman	Date: March 15, 2012
Richard L. Toothman, Director

/s/ Michael F. Trent	Date: March 15, 2012
Michael F. Trent, Director

/s/ Samuel J. Warash	Date: March 15, 2012
Samuel J. Warash, Director